EXHIBIT 10.25
                                                                   -------------

                     NATIONAL FINANCIAL COMMUNICATIONS CORP.

                              CONSULTING AGREEMENT

         AGREEMENT made as of the 8th day of June 2004 by and between LOCATEPLUS Holdings Corporation, maintaining its principal offices at 100 Cummings Center, Suite 235M, Beverly, MA 01915 (hereinafter referred to as "Client") and National Financial Communications Corp. DBA/ OTC Financial Network, a Commonwealth of Massachusetts corporation maintaining its principal offices at 300 Chestnut St, Suite 200, Needham, MA 02492 (hereinafter referred to as the "Company").

         WITNESSETH:

         WHEREAS, Company is engaged in the business of providing and rendering public relations and communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

         WHEREAS, Client is desirous of retaining Company for the purpose of obtaining public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

         I. Engagement of Company. Client herewith engages Company and Company agrees to render to Client public relations, communications, advisory and consulting services.

                  A. The consulting services to be provided by the Company shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges that Company's ability to relate information regarding Client's activities is directly related to the information provided by Client to the Company. The Company agrees to perform the following in satisfaction of its obligation under the contract

                    i. Develop a national presence with micro-cap institutional investors.
                   ii. Develop and maintain a database of existing and potential investors.

                  iii. Develop and execute a national campaign to increase
                       shareholder base.
                  iv. Author and distribute up to 150 press releases with Client provided material.
                  v. Author and distribute up to 10, shareholder communication correspondence.
                  vi. Develop a national shareholder appreciation convention series.
                  vii. Manage up to 10 national conventions

                  B. Client acknowledges that Company will devote such time as is reasonably necessary to perform the services for Client, having due regard for Company's commitments and obligations to other businesses for which it performs consulting services.

         II. Compensation and Expense Reimbursement.

                  A. Client will pay the Company, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by Company on Client's behalf, in the manner set forth in Schedule A annexed to this Agreement which Schedule is incorporated herein by reference.

                  B. In addition to the compensation and expense reimbursement referred to in Section 2(A) above, Company shall be entitled to receive from Client a "Transaction Fee", as a result of any Transaction (as described below) between Client and any other company, entity, person, group or persons or other party which is introduced to, or put in contact with, Client by Company, or by which Client has been introduced to, or has been put in contact with, by Company excluding Dutchess Advisors. A "Transaction" shall mean merger, sale of stock, sale of assets, consolidation or other similar transaction or series or combination of transactions whereby Client or such other party transfer to the other, or both transfer to a third entity or person, stock, assets, or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or business opportunity with the other for purposes of future business operations and opportunities. To be a Transaction covered by this section, the transaction must occur during the term of this Agreement or the one year period following the expiration of this Agreement.

                  The calculation of a Transaction Fee shall be based upon the total value of the consideration, securities, property, business, assets or other value given, paid, transferred or contributed by, or to, the Client and shall equal 5% of the dollar value of the Transaction. Such fee shall be paid by certified funds at the closing of the Transaction. In addition for each dollar value transacted, the Company will be awarded one, 3-year warrant with an exercise price at $.20 per share (B SHARES).

         TERM AND TERMINATION. This Agreement shall be for a period of twelve months commencing June 8, 2004 and terminating at the completion of all agreed upon work.

         TREATMENT OF CONFIDENTIAL INFORMATION. Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Company in connection with Company's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). The Company will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Company is required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.

         REPRESENTATION BY COMPANY OF OTHER CLIENTS. Client acknowledges and consents to Company rendering public relations, consulting and/or communications services to other clients of the Company engaged in the same or similar business as that of Client.

         INDEMNIFICATION BY CLIENT AS TO INFORMATION PROVIDED TO COMPANY. Client acknowledges that Company, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client's officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Company, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Company.

         INDEPENDENT CONTRACTOR. It is expressly agreed that Company is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Company or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.

         NON-ASSIGNMENT. This Agreement shall not be assigned by either party without the written consent of the other party.

         NOTICES. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

         ENTIRE AGREEMENT. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

         MODIFICATION AND WAIVER. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

         LAW TO GOVERN; FORUM FOR DISPUTES. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principle of conflict of laws. Each party acknowledges to the other that courts within the City of Boston, Massachusetts shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement. In the event of deliquent fees owed to the Company, Client will be responsible for pay for all fees associated with the collection of these fees.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



NATIONAL FINANCIAL COMMUNICATIONS CORP.

By:

--------------------------
Geoffrey Eiten, President

Date

LOCATEPLUS Holdings Corporation

By:

--------------------------
Jon Latorella, CEO
Date


SCHEDULE A        PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES.

SCHEDULE A

PAYMENT FOR SERVICES
AND REIMBURSEMENT OF EXPENSES

         A. For the services to be rendered and performed by Company during the term of the Agreement, Client shall pay to Company either the sum of $500,000 in a one-time cash payment or 4.0 Million restricted shares of Class A Voting Common payable at the execution of this agreement.

If paid in restricted shares, the Company is entitled to "Piggy Back" Registration. If at any time the Client shall determine to register any of its securities under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights), other than on Form S 8 or Form S 4 or their then equivalents, the Client shall include in such registration statement all Registerable Shares Company requests to be registered therein.

         B. Client shall also reimburse Company for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Client upon presentation of statements setting forth in reasonable detail the amount of such expenses. Company shall not incur any expense for any single item in excess of $250 either verbally or written except upon the prior approval of the Client. Company agrees that any travel, entertainment or other expense which it may incur and which may be referable to more than one of its clients (including Client) will be prorated among the clients for whom such expense has been incurred.


National Financial Communications Corp.

By:

----------------------
Geoffrey Eiten, President
Date



LOCATEPLUS.com, Inc.

By:

----------------------
Jon Latorella
Date